EXHIBIT 23.4



                                        CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference of our report dated March 5, 1999, on our audits of the balance sheets of Motiva Enterprises LLC as of December 31, 1998 and July 1, 1998, and the related statements of income, owners' equity and cash flows for the period from inception (July 1, 1998) to December 31, 1998, included in the Annual Report on Form 10-K of Texaco Inc. for the year ended December 31, 1998, into the following previously filed Registration Statements:

         1.     Form S-3           File Number 2-37010
         2.     Form S-3           File Number 33-31148
         3.     Form S-8           File Number 2-67125
         4.     Form S-8           File Number 2-76755
         5.     Form S-8           File Number 2-90255
         6.     Form S-8           File Number 33-34043
         7.     Form S-8           File Number 33-45952
         8.     Form S-8           File Number 33-45953
         9.     Form S-3           File Number 33-50553 and 33-50553-01
        10.     Form S-8           File Number 333-11019
        11.     Form S-3           File Number 333-46527 and 333-46527-01
        12.     Form S-3           File Number 333-68217 and 333-68217-01
        13.     Form S-8           File Number 333-73329




Arthur Andersen LLP



Deloitte & Touche LLP



PricewaterhouseCoopers LLP



Houston, Texas
March 25, 1999